Turlington and Company, L.L.P.
Certified Public Accountants

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

To the Plan Administrator
First South Bank Employees' Savings & Profit Sharing Plan and Trust
Washington, North Carolina

We consent to incorporation by reference in the registration statement (No. 333-132623) on Form S-8 of First South Bancorp, Inc. of our report dated June 25, 2007 relating to the statement of net assets available for benefits of First South Bank Employees' Savings & Profit Sharing Plan and Trust as of December 31, 2006 and the related statement of changes in net assets available for benefits for the year then ended, which report appears in the December 31, 2006 annual report on Form 11-K of First South Bank Employees' Savings & Profit Sharing Plan and Trust.

Turlington and Company, L.L.P.

Lexington, North Carolina
June 25, 2007

509 East Center Street • Post Office Box 1697 • Lexington, North Carolina 27293-1697
Office: 336-249-6856 • Facsimile: 336-248-8697
1338 Westgate Center Drive • Winston-Salem, North Carolina 27103
Office: 336-765-2410 • Facsimile: 336-765-6241
www.turlingtonandcompany.com